Exhibit 32.3

CERTIFICATION PURSUANT TO

18 U.S.C SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of The Manitowoc Company, Inc. (the “Company”) on Form 10-Q for the three months ended March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Timothy M. Wood, Director of Governance Compliance of the Company (former Vice President and Chief Financial Officer), certify, pursuant to 18. U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the date and for the periods expressed in the Report.

/s/ Timothy M. Wood
Timothy M. Wood
Director of Governance Compliance
(Former Vice President and Chief Financial Officer)
May 7, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The Manitowoc Company, Inc. and will be retained by The Manitowoc Company, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.